UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2013

STREAMTRACK, INC.
 (Exact name of registrant as specified in charter)

Wyoming	333-153502	26-2589503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

347 Chapala Street, Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 308-9151

_________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2013, StreamTrack, Inc. (the “Company”) entered into an Asset Purchase Agreement with Robot Fruit, Inc. (the “Agreement”), a New York corporation (“Robot Fruit”), and  StreamTrack Media, Inc. (“Streamtrack”), a subsidiary of the Company, pursuant to which, for an aggregate purchase price of 850,000 shares of the Company’s restricted common stock, the Company purchased from Robot Fruit, substantially all of the intangible assets of Robot Fruit including, but not limited to (i) certain domain names associate with Robot Fruit, (ii) certain application account information, and (iii) certain ssl certificates (the “Acquired Assets”, as further described in the Agreement which is annex hereto as Exhibit 10.1).

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1, annexed hereto.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement between StreamTrack, Inc., StreamTrack Media, Inc. and Robot Fruit, Inc., dated November 21, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StreamTrack, Inc.

Date: November 25, 2013	By:	/s/ Michael Hill
	Name:	Michael Hill
	Position:	Chief Executive Officer

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